MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic
FOR IMMEDIATE RELEASE

MIC REPORTS THIRD QUARTER 2019 FINANCIAL AND
OPERATIONAL RESULTS

•	Results in line with management's guidance

•	In a separate press release today, MIC announced its intention to pursue strategic alternatives

•	2019 guidance for EBITDA, Free Cash Flow and dividends reaffirmed

•	Quarterly cash dividend of $1.00 per share authorized

•	Storage utilization at IMTT increases sequentially to an average of 85.2% from 82.9%; substantially all heavy and residual oil storage on the Lower Mississippi River now leased

•	Flight activity increases 1% at airports at which Atlantic Aviation operates

•	Sales of remaining renewable power facilities completed

•	Leverage stable at 3.6x net debt / EBITDA, as forecast

•	Growth capital deployment expected to top $200 million in 2019
New York, October 31, 2019 — Macquarie Infrastructure Corporation (NYSE: MIC) today announced its third quarter 2019 financial results including the generation of net income from continuing operations of $15 million compared with net income of $2 million in the third quarter of 2018 (the prior comparable period). The increase primarily reflects the impact of a write-down in the prior comparable period of a business that was sold in the fourth quarter of 2018.
MIC’s consolidated revenue declined to $405 million from $421 million in the prior comparable period reflecting primarily the absence of revenue from smaller businesses sold during the past year partially offset by an increase in the volume of fuel sold and services provided by Atlantic Aviation as well as an increase in storage utilization at International-Matex Tank Terminals (IMTT).
Expenses (cost of services/product sales and selling, general and administrative combined) incurred in the quarter declined by 2% primarily as a result of the absence of costs related to businesses sold during the past year and a lower average wholesale price of jet fuel. These gains were partially offset by anticipated increases in labor costs and property taxes at IMTT and unfavorable movements (non-cash) in the value of commodity hedges.
MIC’s reported Adjusted EBITDA excluding non-cash items from continuing operations of $131 million was down 7% versus the prior comparable period. The decline reflects primarily expected higher labor costs and property taxes at IMTT.
Cash generated by MIC’s operating activities during the third quarter increased 30% to $157 million versus the prior comparable period primarily as a result of current taxes payable as a result of the sale of the Company’s portfolio of renewable power businesses.
Adjusted Free Cash Flow from continuing operations totaled $82 million, down 17% versus the prior comparable period reflecting the decrease in Adjusted EBITDA together with higher maintenance capital expenditures, interest expense and cash taxes.
MIC’s Chief Executive Officer, Christopher Frost, said: “MIC’s results for the third quarter of 2019 were consistent with our guidance and commentary previously provided to the market. Utilization at IMTT continued to recover and, although a portion of the recovery was offset by an expected increase in operating costs, the trajectory for the business remains positive over the medium term.
"Atlantic Aviation recorded an increase in both the volume of fuel sold and hangar rental services provided to our customers, driven in part by an increase in general aviation flight activity."

"I am pleased with the strength of MIC’s balance sheet, which reflects the progress we have made to complete the sales of smaller and non-core businesses in our portfolio. These transactions have increased our financial flexibility and we expect to use the net proceeds to fund additional growth projects,” Frost added.
MIC expects to deploy between $200 and $220 million in support of growth projects across its businesses in 2019. The Company deployed $52 million in the third quarter as work commenced on projects that had been delayed by high water on the Lower Mississippi River, bringing total deployment of growth capital to $143 million through the end of the third quarter.
The Company completed the sale of its portfolio of wind and solar power businesses in the third quarter, generating approximately $210 million net of taxes and transaction fees. The deconsolidation of debt associated with the renewables businesses and the repayment of $350 million of convertible notes in July reduced MIC’s overall indebtedness by $625 million.
Reflecting the reduction in debt, MIC’s leverage (net debt / EBITDA) was 3.6x at the end of the third quarter. The Company expects leverage to be approximately 4.1x at the end of 2019 as it funds growth projects and pays capital gains taxes resulting from the sale of the renewables businesses.
MIC reaffirmed its full-year 2019 guidance for the generation of Adjusted EBITDA excluding non-cash items of between $600 and $625 million.

IMTT:	$287 – $297 million
Atlantic Aviation:	$275 – $285 million
MIC Hawaii:	$60 – $65 million
Corporate and Other:	$(22) million
MIC also reaffirmed its guidance for the generation of Adjusted Free Cash Flow in a range of $390 to $435 million in 2019.
With respect to the Company’s guidance for EBITDA and Free Cash Flow in 2019, a reconciliation of EBITDA to net income (loss), the most comparable GAAP measure and a reconciliation of Free Cash Flow to cash from operating activities, the most comparable GAAP measure, are not available without unreasonable effort due to the Company’s limited visibility into and an inability to make accurate projections and estimates of items including management fees, hedging agreements, depreciation and any (benefit) provision for income taxes. These items may vary greatly from year to year and could significantly impact MIC’s results as reported in accordance with GAAP.
Third Quarter 2019 Segment Results

•
IMTT generated EBITDA of $62 million, down 10% compared with the third quarter in 2018 primarily reflecting an anticipated increase in labor costs and higher property taxes. Utilization increased to 85.2% from 82.1% in the prior comparable period driven by an increase in demand on the Lower Mississippi River for storage of refinery feedstocks in response to IMO 2020. Storage revenue was flat as the benefit of the increase in utilization was offset by lower average storage rates resulting from the renewal of certain legacy contracts at lower rates. Storage utilization levels at IMTT are expected to be in a mid- to high-80s percent range at year end.

•
Atlantic Aviation generated EBITDA of $64 million, down 2% versus the prior comparable period. Atlantic Aviation’s result was impacted by a $3 million negative adjustment to EBITDA primarily related to its maintenance business and higher operating costs, both partially offset by increases in the volume of fuel sold and hangar rental services provided. Data provided by the Federal Aviation Administration showed general aviation flight activity in the third quarter increased 0.7% industry-wide and increased 1% at the airports on which Atlantic Aviation operates.

•
MIC Hawaii generated EBITDA of $12 million versus EBITDA of ($5) million in the third quarter of 2018. The third quarter 2018 result included the write-down of a subsidiary business (sold in the fourth quarter). Excluding the impact of the write-down, the MIC Hawaii result was flat year on year.

•
MIC’s Corporate and Other segment recorded EBITDA of ($5) million for the quarter versus ($6) million in the prior comparable period. A required reclassification of transaction costs from continuing operations to discontinued operations drove most of the improvement.

Third Quarter 2019 Dividend
The MIC board of directors authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the third quarter consistent with guidance provided in February 2019. The dividend will be paid November 14, 2019 to shareholders of record on November 11, 2019. MIC reaffirmed its guidance for the payment of dividend of $1.00 per share in the fourth quarter of 2019.

Including the dividend for the third quarter, MIC will have distributed approximately 79% of its Adjusted Free Cash Flow from continuing operations generated year to date. For the full year MIC expects to distribute approximately 84% of its Adjusted Free Cash Flow as dividends.
MIC intends to pay a dividend of $1.00 per share, per quarter, in 2020 as well. The payment of a dividend is predicated on, 1) the composition of the MIC portfolio of businesses remaining unchanged, 2) the businesses and operations performing as expected and at levels that support the dividend, and 3) general economic conditions and stability in the broader market.
Pursuit of Strategic Alternatives
In a separate press release, MIC today announced its intention to pursue strategic alternatives including the sale of the Company or its operating businesses as a part of ongoing efforts to unlock shareholder value. To facilitate the pursuit of strategic alternatives, MIC also announced that it has entered into a disposition agreement with Macquarie Infrastructure Management (USA) Inc. (“MIMUSA”), the external manager of the Company. The agreement was filed with the Securities and Exchange Commission this morning. A copy of the release can be found on MIC’s website.
MIC has appointed Lazard as its lead financial advisor and White & Case as its legal counsel in connection with its pursuit of strategic alternatives.

Summary Financial Information

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net income	$15	$2	13	NM	$85	$69	16	23
Net income per share attributable to MIC	0.18	0.02	0.16	NM	0.99	0.81	0.18	22
Cash provided by operating activities(1)	157	121	36	30	416	366	50	14
Discontinued Operations
Net income	$46	$20	26	130	$54	$36	18	50
Net income per share attributable to MIC	0.53	0.23	0.30	130	0.67	0.80	(0.13)	(16)
Cash (used in) provided by operating activities	(46)	26	(72)	NM	(57)	47	(104)	NM
Weighted average number of shares outstanding: basic	86,276,237	85,378,088	898,149	1	86,075,394	85,095,956	979,438	1
MIC Non-GAAP Metrics
EBITDA excluding non-cash items – continuing operations	$133	$123	10	8	$467	$425	42	10
Investment and acquisition/disposition costs(2)	(2)	1	(3)	NM	1	7	(6)	(86)
Write-down in investment	—	17	(17)	(100)	—	17	(17)	(100)
Adjusted EBITDA excluding non-cash items – continuing operations	$131	$141	(10)	(7)	$468	$449	19	4
Cash interest	$(27)	$(26)	(1)	(4)	$(86)	$(74)	(12)	(16)
Cash taxes	(4)	(3)	(1)	(33)	(13)	(11)	(2)	(18)
Maintenance capital expenditures	(18)	(13)	(5)	(38)	(41)	(31)	(10)	(32)
Adjusted Free Cash Flow – continuing operations	$82	$99	(17)	(17)	$328	$333	(5)	(2)
EBITDA excluding non-cash items – discontinued operations	$(1)	$37	(38)	(103)	$21	$85	(64)	(75)
Cash interest	(1)	(6)	5	83	(9)	(20)	11	55
Cash taxes	(52)	—	(52)	NM	(52)	—	(52)	NM
Maintenance capital expenditures	—	—	—	—	—	(1)	1	100
Free Cash Flow – discontinued operations	$(54)	$31	(85)	NM	$(40)	$64	(104)	(163)
Adjusted Free Cash Flow - consolidated	$28	$130	(102)	(78)	$288	$397	(109)	(27)
___________

(1) For the quarter and nine months ended September 30, 2019, cash provided by continuing operations includes the current federal tax liability of $43 million primarily related to the gain on sale of the renewable businesses reported in the results from discontinued operations.
(2) For the quarter and nine months ended September 30, 2019, the Company reclassified investment and acquisition/
disposition costs from continuing operations to discontinued operations.

Conference Call and Webcast
When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, October 31, 2019 during which management will review and comment on the third quarter 2019 results.
How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least ten minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.
Supplemental Materials: MIC will prepare slides in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.
Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on October 31, 2019 through midnight on November 6, 2019, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 9578278. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC
MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.
Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow
In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular MIC uses EBITDA excluding non-cash items and Free Cash Flow.
MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings —the most comparable GAAP measure— before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.
The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities —the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures and excludes changes in working capital.
Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) gains (losses) on disposal of assets, (vi) non-cash compensation expenses related to a long-term incentive compensation plan for senior management of the operating businesses implemented in 2019; and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.
In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.
Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.
See the tables below for a reconciliation of Net Income (loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures
MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.
MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.
Forward-Looking Statements
This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.
MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: David Franecki Corporate Communications MIC 212-231-0317

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Millions, Except Share Data)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$473	$589
Restricted cash	1	23
Accounts receivable, net of allowance for doubtful accounts	89	95
Inventories	29	29
Prepaid expenses	15	13
Other current assets	23	23
Current assets held for sale(1)	—	648
Total current assets	630	1,420
Property, equipment, land and leasehold improvements, net	3,153	3,141
Operating lease assets, net	330	—
Investment in unconsolidated business	9	8
Goodwill	2,043	2,043
Intangible assets, net	745	789
Other noncurrent assets	14	43
Total assets	$6,924	$7,444
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$3	$3
Accounts payable	48	38
Accrued expenses	80	86
Current portion of long-term debt	11	361
Operating lease liabilities – current	20	—
Income taxes payable, net	47	—
Other current liabilities	40	33
Current liabilities held for sale(1)	—	317
Total current liabilities	249	838
Long-term debt, net of current portion	2,654	2,653
Deferred income taxes	665	681
Operating lease liabilities – noncurrent	314	—
Other noncurrent liabilities	159	155
Total liabilities	4,041	4,327
Commitments and contingencies	—	—
Stockholders’ equity(2):
Additional paid in capital	1,276	1,510
Accumulated other comprehensive loss	(29)	(30)
Retained earnings	1,627	1,485
Total stockholders’ equity	2,874	2,965
Noncontrolling interests(3)	9	152
Total equity	2,883	3,117
Total liabilities and equity	$6,924	$7,444
___________

(1)
See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended September 30, 2019, for further discussion on assets and liabilities held for sale.

(2)
The Company is authorized to issue the following classes of stock: (i) 500,000,000 shares of common stock, par value $0.001 per share. At September 30, 2019 and December 31, 2018, the Company had 86,394,716 shares and 85,800,303 shares of common stock issued and outstanding, respectively; (ii) 100,000,000 shares of preferred stock, par value $0.001 per share. At September 30, 2019 and December 31, 2018, no preferred stocks were issued or outstanding; and (iii) 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager as at September 30, 2019 and December 31, 2018.

(3)
Includes $141 million of noncontrolling interest related to discontinued operations at December 31, 2018. See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended September 30, 2019, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Millions, Except Share and Per Share Data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Service revenue	$347	$361	$1,120	$1,140
Product revenue	58	60	183	184
Total revenue	405	421	1,303	1,324
Costs and expenses
Cost of services	154	167	484	534
Cost of product sales	43	39	128	128
Selling, general and administrative	81	78	245	240
Fees to Manager-related party	8	12	23	36
Goodwill impairment	—	3	—	3
Depreciation	49	49	145	143
Amortization of intangibles	14	20	44	53
Total operating expenses	349	368	1,069	1,137
Operating income	56	53	234	187
Other income (expense)
Interest income	2	—	6	—
Interest expense(1)	(36)	(28)	(124)	(71)
Other (expense) income, net	—	(21)	2	(15)
Net income from continuing operations before income taxes	22	4	118	101
Provision for income taxes	(7)	(2)	(33)	(32)
Net income from continuing operations	$15	$2	$85	$69
Discontinued Operations(2)
Net income from discontinued operations before income taxes	$78	$26	$86	$41
Provision for income taxes	(32)	(6)	(32)	(5)
Net income from discontinued operations	$46	$20	$54	$36
Net income	$61	$22	$139	$105
Net income from continuing operations	$15	$2	$85	$69
Net income from continuing operations attributable to MIC	$15	$2	$85	$69
Net income from discontinued operations	$46	$20	$54	$36
Less: net loss attributable to noncontrolling interests	$—	$—	$(3)	$(32)
Net income from discontinued operations attributable to MIC	$46	$20	$57	$68
Net income attributable to MIC	$61	$22	$142	$137
Basic income per share from continuing operations attributable to MIC	$0.18	$0.02	$0.99	$0.81
Basic income per share from discontinued operations attributable to MIC	0.53	0.23	0.67	0.80
Basic income per share attributable to MIC	$0.71	$0.25	$1.66	$1.61
Weighted average number of shares outstanding: basic	86,276,237	85,378,088	86,075,394	85,095,956
Diluted income per share from continuing operations attributable to MIC	$0.18	$0.02	$0.99	$0.81
Diluted income per share from discontinued operations attributable to MIC	0.53	0.23	0.67	0.80
Diluted income per share attributable to MIC	$0.71	$0.25	$1.66	$1.61
Weighted average number of shares outstanding: diluted	86,303,694	85,398,566	86,101,022	85,109,213
Cash dividends declared per share	$1.00	$1.00	$3.00	$3.00
___________

(1)
Interest expense includes losses on derivative instruments of $2 million and $14 million for the quarter and nine months ended September 30, 2019, respectively. Interest expense includes gains on derivative instruments of $3 million and $17 million for the quarter and nine months ended September 30, 2018, respectively.

(2)
See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended September 30, 2019, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Millions)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net income from continuing operations	$85	$69
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Goodwill impairment	—	3
Depreciation and amortization of property and equipment	145	143
Amortization of intangible assets	44	53
Amortization of debt financing costs	7	6
Amortization of debt discount	3	3
Adjustments to derivative instruments	29	(9)
Fees to Manager-related party	23	36
Deferred taxes	20	21
Other non-cash expense, net	12	26
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	4	13
Inventories	(1)	(2)
Prepaid expenses and other current assets	(10)	1
Accounts payable and accrued expenses	5	6
Income taxes payable	47	1
Other, net	3	(4)
Net cash provided by operating activities from continuing operations	416	366
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents and restricted cash acquired	—	(13)
Purchases of property and equipment	(172)	(131)
Loan to project developer	(1)	(18)
Loan repayment from project developer	16	17
Proceeds from sale of business, net of cash divested	—	41
Other, net	(3)	—
Net cash used in investing activities from continuing operations	(160)	(104)
Financing activities
Proceeds from long-term debt	—	276
Payment of long-term debt	(358)	(204)
Contributions received from noncontrolling interests	—	1
Dividends paid to common stockholders	(258)	(293)
Debt financing costs paid	(1)	(3)
Net cash used in financing activities from continuing operations	(617)	(223)
Net change in cash, cash equivalents and restricted cash from continuing operations	(361)	39

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Millions)

	Nine Months Ended September 30,
	2019	2018
Cash flows (used in) provided by discontinued operations:
Net cash (used in) provided by operating activities	$(57)	$47
Net cash provided by (used in) investing activities	239	(28)
Net cash provided by (used in) financing activities	24	(23)
Net cash provided by (used in) discontinued operations	206	(4)

Net change in cash, cash equivalents and restricted cash	(155)	35
Cash, cash equivalents and restricted cash, beginning of period	629	72
Cash, cash equivalents and restricted cash, end of period	$474	$107
Supplemental disclosures of cash flow information from continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$18	$20
Issuance of shares to Manager	23	37
Issuance of shares to Independent Directors	1	1
Taxes paid, net	9	11
Interest paid, net	95	73
The following table provides a reconciliation of cash, cash equivalents and restricted cash from both continuing and discontinued operations reported within the consolidated condensed balance sheets that is presented in the consolidated condensed statements of cash flows:

	As of September 30,
	2019	2018
Cash and cash equivalents	$473	$49
Restricted cash – current	1	23
Cash, cash equivalents and restricted cash included in assets held for sale(1)	—	35
Total of cash, cash equivalents and restricted cash shown in the consolidated condensed statement of cash flows	$474	$107
___________

(1)
Represents cash, cash equivalents and restricted cash related to businesses classified as held for sale. See Note 3, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part 1 of Form 10-Q for the quarter ended September 30, 2019, for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$347	$361	(14)	(4)	$1,120	$1,140	(20)	(2)
Product revenue	58	60	(2)	(3)	183	184	(1)	(1)
Total revenue	405	421	(16)	(4)	1,303	1,324	(21)	(2)
Costs and expenses
Cost of services	154	167	13	8	484	534	50	9
Cost of product sales	43	39	(4)	(10)	128	128	—	—
Selling, general and administrative	81	78	(3)	(4)	245	240	(5)	(2)
Fees to Manager-related party	8	12	4	33	23	36	13	36
Goodwill impairment	—	3	3	100	0	3	3	100
Depreciation	49	49	—	—	145	143	(2)	(1)
Amortization of intangibles	14	20	6	30	44	53	9	17
Total operating expenses	349	368	19	5	1,069	1,137	68	6
Operating income	56	53	3	6	234	187	47	25
Other income (expense)
Interest income	2	—	2	NM	6	—	6	NM
Interest expense(1)	(36)	(28)	(8)	(29)	(124)	(71)	(53)	(75)
Other (expense) income, net	—	(21)	21	100	2	(15)	17	113
Net income from continuing operations before income taxes	22	4	18	NM	118	101	17	17
Provision for income taxes	(7)	(2)	(5)	NM	(33)	(32)	(1)	(3)
Net income from continuing operations	$15	$2	13	NM	$85	$69	16	23
Discontinued Operations
Net income from discontinued operations before income taxes	$78	$26	52	200	$86	$41	45	110
Provision for income taxes	(32)	(6)	(26)	NM	(32)	(5)	(27)	NM
Net income from discontinued operations	$46	$20	26	130	$54	$36	18	50
Net income	$61	$22	39	177	$139	$105	34	32
Net income from continuing operations	$15	$2	13	NM	$85	$69	16	23
Net income from continuing operations attributable to MIC	$15	$2	13	NM	$85	$69	16	23
Net income from discontinued operations	$46	$20	26	130	$54	$36	18	50
Less: net loss attributable to noncontrolling interests	—	—	—	—	(3)	(32)	(29)	(91)
Net income from discontinued operations attributable to MIC	$46	$20	26	130	$57	$68	(11)	(16)
Net income attributable to MIC	$61	$22	39	177	$142	$137	5	4
Basic income per share from continuing operations attributable to MIC	$0.18	$0.02	0.16	NM	$0.99	$0.81	0.18	22
Basic income per share from discontinued operations attributable to MIC	0.53	0.23	0.30	130	0.67	0.80	(0.13)	(16)
Basic income per share attributable to MIC	$0.71	$0.25	0.46	184	$1.66	$1.61	0.05	3
Weighted average number of shares outstanding: basic	86,276,237	85,378,088	898,149	1	86,075,394	85,095,956	979,438	1
___________

NM — Not meaningful

(1)
Interest expense includes losses on derivative instruments of $2 million and $14 million for the quarter and nine months ended September 30, 2019, respectively. For the quarter and nine months ended September 30, 2018, interest expense includes gains on derivative instruments of $3 million and $17 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2019	2018	$	%	2019	2018	$	%
	($ In Millions) (Unaudited)
Net income from continuing operations	$15	$2			85	69
Interest expense, net(1)	34	28			118	71
Provision for income taxes	7	2			33	32
Goodwill impairment	—	3			—	3
Depreciation	49	49			145	143
Amortization of intangibles	14	20			44	53
Fees to Manager-related party	8	12			23	36
Other non-cash expense, net(2)	6	7			19	18
EBITDA excluding non-cash items-continuing operations	$133	$123	10	8	$467	$425	42	10
EBITDA excluding non-cash items-continuing operations	$133	$123			$467	$425
Interest expense, net(1)	(34)	(28)			(118)	(71)
Adjustments to derivative instruments recorded in interest expense(1)	4	(1)			22	(12)
Amortization of debt financing costs(1)	2	2			7	6
Amortization of debt discount(1)	1	1			3	3
Provision for current income taxes	(4)	(3)			(13)	(11)
Changes in working capital(3)	55	27			48	26
Cash provided by operating activities-continuing operations	157	121			416	366
Changes in working capital(3)	(55)	(27)			(48)	(26)
Maintenance capital expenditures	(18)	(13)			(41)	(31)
Free cash flow-continuing operations	84	81	3	4	327	309	18	6
Free cash flow-discontinued operations	(54)	31	(85)	NM	(40)	64	(104)	(163)
Total Free Cash Flow	$30	$112	(82)	(73)	$287	$373	(86)	(23)
___________

NM - Not meaningful

(1)
Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Other non-cash expense, net, primarily includes pension expense of $2 million and $6 million for the quarter and nine month periods ended September 30, 2019 and 2018, respectively, unrealized gains (losses) on commodity hedges, expenses related to a long-term incentive compensation plan for senior management of the operating businesses implemented in 2019 and non-cash gains (losses) related to the disposal of assets. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense, net, also includes the write-down of our investment in the mechanical contractor business for the quarter and nine months ended September 30, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
For the quarter and nine months ended September 30, 2019, the change in working capital includes the current federal income tax liability of $43 million primarily related to the gain on sale of the renewable businesses reported in results from discontinued operations.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
IMTT

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	118	118	—	—	398	386	12	3
Cost of services	50	44	(6)	(14)	149	148	(1)	(1)
Selling, general and administrative expenses	9	7	(2)	(29)	26	24	(2)	(8)
Depreciation and amortization	32	33	1	3	98	99	1	1
Operating income	27	34	(7)	(21)	125	115	10	9
Interest expense, net(1)	(10)	(12)	2	17	(38)	(31)	(7)	(23)
Provision for income taxes	(5)	(6)	1	17	(25)	(24)	(1)	(4)
Net income	12	16	(4)	(25)	62	60	2	3
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	12	16			62	60
Interest expense, net(1)	10	12			38	31
Provision for income taxes	5	6			25	24
Depreciation and amortization	32	33			98	99
Other non-cash expense, net(2)	3	2			7	7
EBITDA excluding non-cash items	62	69	(7)	(10)	230	221	9	4
EBITDA excluding non-cash items	62	69			230	221
Interest expense, net(1)	(10)	(12)			(38)	(31)
Adjustments to derivative instruments recorded in interest expense(1)	1	(1)			8	(6)
Amortization of debt financing costs(1)	—	1			1	1
Provision for current income taxes	(7)	3			(19)	(5)
Changes in working capital	15	(1)			25	10
Cash provided by operating activities	61	59			207	190
Changes in working capital	(15)	1			(25)	(10)
Maintenance capital expenditures	(14)	(9)			(28)	(21)
Free cash flow	32	51	(19)	(37)	154	159	(5)	(3)
___________

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense, net, primarily includes pension expense of $2 million and $6 million for the quarter and nine month periods ended September 30, 2019 and 2018, respectively, and expenses related to a long-term incentive compensation plan implemented in 2019. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Atlantic Aviation

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Revenue	230	235	(5)	(2)	724	715	9	1
Cost of services (exclusive of depreciation and amortization shown separately below)	104	113	9	8	335	346	11	3
Gross margin	126	122	4	3	389	369	20	5
Selling, general and administrative expenses	62	57	(5)	(9)	185	174	(11)	(6)
Depreciation and amortization	27	26	(1)	(4)	79	78	(1)	(1)
Operating income	37	39	(2)	(5)	125	117	8	7
Interest expense, net(1)	(18)	(5)	(13)	NM	(59)	(9)	(50)	NM
Other expense, net	—	—	—	—	—	(1)	1	100
Provision for income taxes	(5)	(9)	4	44	(18)	(29)	11	38
Net income	14	25	(11)	(44)	48	78	(30)	(38)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	14	25			48	78
Interest expense, net(1)	18	5			59	9
Provision for income taxes	5	9			18	29
Depreciation and amortization	27	26			79	78
Other non-cash expense, net(2)	—	—			1	1
EBITDA excluding non-cash items	64	65	(1)	(2)	205	195	10	5
EBITDA excluding non-cash items	64	65			205	195
Interest expense, net(1)	(18)	(5)			(59)	(9)
Convertible senior notes interest(3)	—	(2)			—	(6)
Adjustments to derivative instruments recorded in interest expense(1)	2	—			12	(5)
Amortization of debt financing costs(1)	1	—			3	1
Provision for current income taxes	(4)	(6)			(14)	(20)
Changes in working capital	4	6			6	16
Cash provided by operating activities	49	58			153	172
Changes in working capital	(4)	(6)			(6)	(16)
Maintenance capital expenditures	(3)	(2)			(8)	(5)
Free cash flow	42	50	(8)	(16)	139	151	(12)	(8)
___________

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense, net, primarily includes expenses related to a long-term incentive compensation plan implemented in 2019 and non-cash gains (losses) related to the disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
Represents the cash interest expense related to the $403 million of MIC Corporate 2.00% Convertible Senior Notes due October 2023 that was reclassified to Atlantic Aviation through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on the Note issuance is recorded in Corporate and Other after December 6, 2018.

MIC Hawaii

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Product revenue	58	60	(2)	(3)	183	184	(1)	(1)
Service revenue	—	9	(9)	(100)	—	42	(42)	(100)
Total revenue	58	69	(11)	(16)	183	226	(43)	(19)
Cost of product sales (exclusive of depreciation and amortization shown separately below)	43	39	(4)	(10)	128	128	—	—
Cost of services (exclusive of depreciation and amortization shown separately below)	—	10	10	100	—	40	40	100
Cost of revenue – total	43	49	6	12	128	168	40	24
Gross margin	15	20	(5)	(25)	55	58	(3)	(5)
Selling, general and administrative expenses	6	8	2	25	17	23	6	26
Goodwill impairment	—	3	3	100	—	3	3	100
Depreciation and amortization	4	10	6	60	12	19	7	37
Operating income (loss)	5	(1)	6	NM	26	13	13	100
Interest expense, net(1)	(3)	(2)	(1)	(50)	(8)	(5)	(3)	(60)
Other expense, net	—	(22)	22	100	(2)	(23)	21	91
(Provision) benefit for income taxes	(1)	7	(8)	-114	(5)	4	(9)	NM
Net income (loss)	1	(18)	19	106	11	(11)	22	200
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)	1	(18)			11	(11)
Interest expense, net(1)	3	2			8	5
Provision (benefit) for income taxes	1	(7)			5	(4)
Goodwill impairment	—	3			—	3
Depreciation and amortization	4	10			12	19
Other non-cash expense, net(2)	3	5			10	10
EBITDA excluding non-cash items	12	(5)	17	NM	46	22	24	109
EBITDA excluding non-cash items	12	(5)			46	22
Interest expense, net(1)	(3)	(2)			(8)	(5)
Adjustments to derivative instruments recorded in interest expense(1)	1	—			2	(1)
Provision for current income taxes	(1)	(2)			(4)	(3)
Changes in working capital	2	23			3	17
Cash provided by operating activities	11	14			39	30
Changes in working capital	(2)	(23)			(3)	(17)
Maintenance capital expenditures	(1)	(2)			(5)	(5)
Free cash flow	8	(11)	19	173	31	8	23	NM
___________

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.

(2)
Other non-cash expense, net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges, expenses related to a long-term incentive compensation plan implemented in 2019 and non-cash gains (losses) related to the disposal of assets. Other non-cash expense, net, also includes the write-down of our investment in the mechanical contractor business for the quarter and nine months ended September 30, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Corporate and Other

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2019	2018			2019	2018
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Selling, general and administrative expenses	5	7	2	29	19	22	3	14
Fees to Manager-related party	8	12	4	33	23	36	13	36
Operating loss	(13)	(19)	6	32	(42)	(58)	16	28
Interest expense, net(1)	(3)	(9)	6	67	(13)	(26)	13	50
Other income, net	—	1	(1)	(100)	4	9	(5)	(56)
Benefit for income taxes	4	6	(2)	(33)	15	17	(2)	(12)
Net loss	(12)	(21)	9	43	(36)	(58)	22	38
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash provided by (used in) operating activities to Free Cash Flow:
Net loss	(12)	(21)			(36)	(58)
Interest expense, net(1)	3	9			13	26
Benefit for income taxes	(4)	(6)			(15)	(17)
Fees to Manager-related party	8	12			23	36
Other non-cash expense, net	—	—			1	—
EBITDA excluding non-cash items	(5)	(6)	1	17	(14)	(13)	(1)	(8)
EBITDA excluding non-cash items	(5)	(6)			(14)	(13)
Interest expense, net(1)	(3)	(9)			(13)	(26)
Convertible senior notes interest(2)	—	2			—	6
Amortization of debt financing costs(1)	1	1			3	4
Amortization of debt discount(1)	1	1			3	3
Benefit for current income taxes	8	2			24	17
Changes in working capital(3)	34	(1)			14	(17)
Cash provided by (used) in operating activities	36	(10)			17	(26)
Changes in working capital(3)	(34)	1			(14)	17
Free cash flow	2	(9)	11	122	3	(9)	12	133
___________

NM — Not meaningful

(1)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Represents the cash interest expense related to the $403 million of MIC Corporate 2% Convertible Senior Notes due October 2023 reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023 through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this note issuance in October 2016 were used principally to reduce the drawn balance on Atlantic Aviation’s revolving credit facility. Cash interest expense on this Note issuance is included in Corporate and Other subsequent to December 6, 2018.

(3)
For the quarter and nine months ended September 30, 2019, the change in working capital includes the current federal tax liability of $43 million primarily related to the gain on sale of the renewable business.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended September 30, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	12	14	1	(12)	15	46	61
Interest expense, net(1)	10	18	3	3	34	1	35
Provision (benefit) for income taxes	5	5	1	(4)	7	32	39
Depreciation and amortization	32	27	4	—	63	—	63
Fees to Manager-related party	—	—	—	8	8	—	8
Other non-cash expense (income), net(2)	3	—	3	—	6	(80)	(74)
EBITDA excluding non-cash items	62	64	12	(5)	133	(1)	132
EBITDA excluding non-cash items	62	64	12	(5)	133	(1)	132
Interest expense, net(1)	(10)	(18)	(3)	(3)	(34)	(1)	(35)
Adjustments to derivative instruments recorded in interest expense, net(1)	1	2	1	—	4	—	4
Amortization of debt financing costs(1)	—	1	—	1	2	—	2
Amortization of debt discount(1)	—	—	—	1	1	—	1
(Provision) benefit for current income taxes	(7)	(4)	(1)	8	(4)	(52)	(56)
Changes in working capital(3)	15	4	2	34	55	8	63
Cash provided by (used in) operating activities	61	49	11	36	157	(46)	111
Changes in working capital(3)	(15)	(4)	(2)	(34)	(55)	(8)	(63)
Maintenance capital expenditures	(14)	(3)	(1)	—	(18)	—	(18)
Free Cash Flow	32	42	8	2	84	(54)	30

	For the Quarter Ended September 30, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	16	25	(18)	(21)	2	20	22
Interest expense, net(1)	12	5	2	9	28	5	33
Provision (benefit) for income taxes	6	9	(7)	(6)	2	6	8
Goodwill impairment	—	—	3	—	3	—	3
Depreciation and amortization	33	26	10	—	69	8	77
Fees to Manager-related party	—	—	—	12	12	—	12
Other non-cash expense (income), net(2)	2	—	5	—	7	(2)	5
EBITDA excluding non-cash items	69	65	(5)	(6)	123	37	160
EBITDA excluding non-cash items	69	65	(5)	(6)	123	37	160
Interest expense, net(1)	(12)	(5)	(2)	(9)	(28)	(5)	(33)
Convertible senior notes interest(4)	—	(2)	—	2	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(1)	(1)	—	—	—	(1)	(1)	(2)
Amortization of debt financing costs(1)	1	—	—	1	2	—	2
Amortization of debt discount(1)	—	—	—	1	1	—	1
(Provision) benefit for current income taxes	3	(6)	(2)	2	(3)	—	(3)
Changes in working capital	(1)	6	23	(1)	27	(5)	22
Cash provided by (used in) operating activities	59	58	14	(10)	121	26	147
Changes in working capital	1	(6)	(23)	1	(27)	5	(22)
Maintenance capital expenditures	(9)	(2)	(2)	—	(13)	—	(13)
Free Cash Flow	51	50	(11)	(9)	81	31	112

	For the Nine Months Ended September 30, 2019
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	62	48	11	(36)	85	54	139
Interest expense, net(1)	38	59	8	13	118	13	131
Provision (benefit) for income taxes	25	18	5	(15)	33	32	65
Depreciation and amortization	98	79	12	—	189	—	189
Fees to Manager-related party	—	—	—	23	23	—	23
Other non-cash expense (income), net(2)	7	1	10	1	19	(78)	(59)
EBITDA excluding non-cash items	230	205	46	(14)	467	21	488
EBITDA excluding non-cash items	230	205	46	(14)	467	21	488
Interest expense, net(1)	(38)	(59)	(8)	(13)	(118)	(13)	(131)
Adjustments to derivative instruments recorded in interest expense, net(1)	8	12	2	—	22	4	26
Amortization of debt financing costs(1)	1	3	—	3	7	—	7
Amortization of debt discount(1)	—	—	—	3	3	—	3
(Provision) benefit for current income taxes	(19)	(14)	(4)	24	(13)	(52)	(65)
Changes in working capital(3)	25	6	3	14	48	(17)	31
Cash provided by (used in) operating activities	207	153	39	17	416	(57)	359
Changes in working capital(3)	(25)	(6)	(3)	(14)	(48)	17	(31)
Maintenance capital expenditures	(28)	(8)	(5)	—	(41)	—	(41)
Free Cash Flow	154	139	31	3	327	(40)	287

	For the Nine Months Ended September 30, 2018
	IMTT	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	60	78	(11)	(58)	69	36	105
Interest expense, net(1)	31	9	5	26	71	11	82
Provision (benefit) for income taxes	24	29	(4)	(17)	32	5	37
Goodwill impairment	—	—	3	—	3	—	3
Depreciation and amortization	99	78	19	—	196	38	234
Fees to Manager-related party	—	—	—	36	36	—	36
Other non-cash expense (income), net(2)	7	1	10	—	18	(5)	13
EBITDA excluding non-cash items	221	195	22	(13)	425	85	510
EBITDA excluding non-cash items	221	195	22	(13)	425	85	510
Interest expense, net(1)	(31)	(9)	(5)	(26)	(71)	(11)	(82)
Convertible senior notes interest(4)	—	(6)	—	6	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(1)	(6)	(5)	(1)	—	(12)	(10)	(22)
Amortization of debt financing costs(1)	1	1	—	4	6	1	7
Amortization of debt discount(1)	—	—	—	3	3	—	3
(Provision) benefit for current income taxes	(5)	(20)	(3)	17	(11)	—	(11)
Changes in working capital	10	16	17	(17)	26	(18)	8
Cash provided by (used in) operating activities	190	172	30	(26)	366	47	413
Changes in working capital	(10)	(16)	(17)	17	(26)	18	(8)
Maintenance capital expenditures	(21)	(5)	(5)	—	(31)	(1)	(32)
Free Cash Flow	159	151	8	(9)	309	64	373
___________

(1)
Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.

(2)
Other non-cash expense (income), net, primarily includes pension expense of $2 million and $6 million for the quarter and nine month periods ended September 30, 2019 and 2018, respectively, unrealized gains (losses) on commodity hedges, expenses related to a long term incentive compensation plan for senior management of the operating businesses implemented in 2019 and non-cash gains (losses) related to the disposal of assets. Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Other non-cash expense (income), net, also includes the write-down of our investment in mechanical contractor business for the quarter and nine months ended September 30, 2018. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

(3)
For the quarter and nine months ended September 30, 2019, the change in working capital includes the current federal tax liability of $43 million primarily related to the gain on sale of the renewable businesses reported in the results from discontinued operations.

(4)
Represents the cash interest expense related to the $403 million of MIC Corporate 2.00% Convertible Senior Notes due October 2023 that was reclassified to Atlantic Aviation through December 6, 2018, the date of Atlantic Aviation’s refinancing. The proceeds from this Note issuance in October 2016 were used principally to reduce the drawn balance of Atlantic Aviation’s revolving credit facility. Cash interest expense on the Note issuance is recorded in Corporate and Other after December 6, 2018.